Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-230787 and 333-266941) on Form S-3 and (Nos. 333-65807, 333-125067, 333-161398, 333-181111, 333-188100, 333-224585, 333-283713, and 333-284660) on Form S-8 of our reports dated February 27, 2025, with respect to the consolidated financial statements of UMB Financial Corporation and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Kansas City, Missouri
February 27, 2025